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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8, File No. 333-84943, relating to the Company's 1994 Employee Stock Purchase Plan, Deferred Compensation Plan and Stock Compensation Policy for Directors, 1987 Stock Option Plan, 1998 Stock Option Plan and Amended Performance Incentive Plan.

                                                        /s/  ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
March 28, 2000